UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  May 27, 2015

PLANTRONICS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 27, 2015, Plantronics, Inc. (“Plantronics” or the “Company”) entered into an indenture (the “Indenture”) among the Company, Frederick Electronics Corporation, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance by the Company of $500,000,000 aggregate principal amount of its 5.500% Senior Notes due 2023 (the “Notes”).
The Notes mature on May 31, 2023, and bear interest at a rate of 5.500% per annum, payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2015.
The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by each of the Company’s existing and future subsidiaries that guarantees the Company’s senior credit facility or guarantees certain other indebtedness of the Company or its subsidiaries.  The Notes are the Company’s, and the Guarantees are the guarantors’, senior unsecured obligations, ranking equally in right of payment to all existing and future senior indebtedness of the Company and its subsidiaries and senior in right of payment to any of the Company’s and the guarantors’ future indebtedness and other obligations that are expressly subordinated to the Notes and the Guarantees. The Notes and the Guarantees are effectively subordinated to any of the Company’s and the guarantors’ future secured indebtedness to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to all existing and future obligations, including trade payables, of the Company’s subsidiaries that do not guarantee the Notes.

Prior to May 15, 2018, Plantronics may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any. On or after May 15, 2018, Plantronics may redeem the Notes, in whole or in part, at specified prices that decline over time, plus accrued and unpaid interest, if any. In addition, Plantronics may use the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of the Notes prior to May 15, 2018 at a price equal to 105.500% of the principal amount thereof plus accrued and unpaid interest, if any.
If Plantronics experiences specified change of control triggering events, Plantronics must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.
The Indenture contains covenants that, among other things, restrict the ability of Plantronics and its subsidiaries to:

•	create certain liens and enter into sale and lease-back transactions;

•	create, assume, incur or guarantee additional indebtedness of Plantronics’ subsidiaries without such subsidiary guaranteeing the Notes on an unsecured unsubordinated basis; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all of the assets of Plantronics and its subsidiaries to another person.
The Indenture provides for customary events of default, including, but not limited to, cross defaults to specified other debt of Plantronics. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture and the related form of Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.
The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Indenture, dated as of May 27, 2015, by and between Plantronics, Inc., Frederick Electronics Corporation and U.S. Bank National Association, as trustee.
4.2	Form of Note for Plantronics, Inc.’s 5.500% Senior Notes due 2023 (incorporated by reference to Exhibit 4.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015	PLANTRONICS, INC.
	By:	/s/ Richard R. Pickard
	Name:	Richard R. Pickard
	Title:	Vice President - Legal, General Counsel and Secretary